THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

                                CONVERTIBLE NOTE

                                                              Irvine, California
$2,000,000                                                         June 26, 2002

      FOR VALUE RECEIVED, Linsang Manufacturing, Inc., a Delaware corporation (the "Obligor"), hereby promises to pay to the order of Fuel Centers, Inc., a Nevada corporation, or its assigns (the "Holder"), at the office of the Holder located at 9323 Vista Serena, Cypress, California 90630, or at such other place within the continental United States of America as the Holder may from time to time designate in writing to the Obligor, in lawful money of the United States of America, the principal sum of Two Million Dollars ($2,000,000.00), together with interest as herein provided, on, and subject to, the terms set forth herein (the "Note"). This Note is personally guaranteed by Kwok Li ("Li") pursuant to the terms and conditions of that certain Individual Personal Guarantee of even date herewith. The parties hereto agree that such Individual Personal Guarantee is a material element of the inducement to the Holder to make the loan under this Note. Linsang Partners L.L.C., in which Li owns a controlling interest, is a holder of a substantial amount of equity of the Obligor. Further, Li is the Chairman of the Board of Directors of the Obligor. Accordingly, it will be to the direct interest and advantage of Li to assist the Obligor to induce the Holder to make the loan under this Note.

      1. Maturity. The principal balance of the Note shall be payable, together with all interest thereon, on or before October 15, 2002, subject to Section 4 herein. Upon the payment in full of the outstanding principal and all accrued but unpaid interest and charges (as referenced in Section 5 below) thereon, this Note shall be surrendered to the Obligor for cancellation.

      2. Interest; Prepayment; Application of Payments. The unpaid principal balance of this Note shall bear simple interest at the rate of the lesser of (i) eight percent (8%) per annum, or (ii) the maximum rate permitted by law. Interest shall commence to accrue as of the date hereof and shall be calculated on the basis of a 365-day year. Interest hereunder shall not be payable on or before the date that the principal of this Note is due. In no event shall the Holder be entitled to interest exceeding the maximum rate permitted by the laws of the State of California. If any excess of interest is provided for or shall be adjudicated to be so provided for in the Note, then in such event: (i) the provisions of this paragraph shall govern and control; (ii) the Obligor shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by the laws of the State of California, and the same shall be construed as a mutual mistake of the parties which shall not affect the conversion rights granted herein; and (iii) any such excess which may have been collected or attributed shall be subtracted from the then unpaid principal amount hereof, or refunded to the Obligor.

            The Note may be prepaid by the Obligor, in whole or in part, from time to time, without penalty and without the prior consent of, or notice to, the Holder.


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

            All payments received by the Holder shall be applied as follows:
First, to attorneys fees and collection charges (as referenced in Section 5 below); second, to accrued and unpaid interest; and third, to unpaid principal.

      3. Conversion.

            3.1 Voluntary Conversion. If the Closing (as defined below), does not occur on or before October 15, 2002, for the period from October 15, 2002 until November 15, 2002, the Holder shall, at its sole and absolute discretion, have the right but not the obligation to convert any or all of the entire unpaid principal and accrued but unpaid interest on this Note (the "Conversion Amount") into that number of fully paid and nonassessable shares of the Obligor's common stock (the "Conversion Shares") as determined by a per-share price of $2.50. For the purposes of this Note, "Closing" shall mean the closing of the acquisition by the Holder of all of the issued and outstanding common stock of the Obligor.

            3.2 Fractional Shares. No fractional shares will be issued in connection with any conversion hereunder. If the conversion would result in the issuance of a fraction of a share, the Obligor shall, in lieu of issuing any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash at $2.50 per share.

            3.3 Mechanics of Conversion. The Holder's right to convert this Note, as set forth herein, shall be exercised by giving written notice to the Obligor, stating the exercise of the option and the number of Conversion Shares for which the option is being exercised, accompanied by a written representation of Holder in form and substance reasonably satisfactory to counsel for Obligor that the Conversion Shares are being acquired for investment and not with a view to distribution. The Holder shall surrender the Note to the Obligor for conversion, duly endorsed as canceled, along with written notice stating the name or names in which the Holder wishes the certificate or certificates of the Obligor's common stock to be issued. If no such name or names are provided by the Holder, the certificate or certificates shall be issued in the name of the Holder. After the Holder's surrender of the Note for conversion, the Obligor shall, as soon as practicable thereafter, issue to the Holder a certificate or certificates for the number of shares of the Obligor's common stock to which the Holder shall be entitled as aforesaid and a check payable to the Holder, or other such party or parties as designated by the Holder, in the amount of any cash amounts payable as a result of conversion of a fractional share. Conversion shall be deemed to have been made on the close of business on the date that the Holder surrenders the Note for conversion, and the person or persons entitled to receive the shares of the Obligor's common stock upon such conversion shall be treated for all purposes as the record holder or holders of such shares on such date.

      4. Events of Default. Notwithstanding any provision in this Note to the contrary, the Holder shall have the right to demand repayment of all or any portion of the indebtedness evidenced hereby, at any time, upon the occurrence of any of the following "Events of Default."

            4.1 Bankruptcy. The institution of bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by the Obligor; or involuntarily against the Obligor and such involuntary proceedings shall not have been vacated by appropriate court order within sixty (60) days of such institution.


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

            4.2 Dissolution. Any order, judgment or decree shall have been entered against the Obligor decreeing the dissolution or liquidation of the Obligor and such order shall remain undischarged or unstayed for a period of ten
(10) days.

            4.3 Insolvency, Receiver or Trustee. The making by the Obligor of an assignment for the benefit of creditors; or the making by the Obligor of an offer of settlement, composition or extension to the claims of all or substantially all of the Obligor's creditors or the application for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or the appointment otherwise of such a receiver or trustee or a committee of the Obligor's creditors.

            4.4 Failure to Pay upon Maturity. Failure to pay any amount due hereunder when due.

      5. Attorneys' Fees and Collection Charges. In the event this Note is not paid when due, whether by maturity or by acceleration, or in the event of any other default under this Note, in addition to principal and interest, the Holder shall be entitled to collect all costs of collection, including but not limited to reasonable attorneys' fees, expenses, and court costs incurred in connection with the Holder's collection efforts, whether or not suit on this Note is commenced; such costs and expenses shall include without limitation all costs, attorneys' fees and expenses incurred by the Holder in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving the Obligor which in any way affect the exercise of rights and remedies hereunder. All such costs and expenses shall be payable on demand.

      6. Use of Loan Proceeds. The Obligor shall use the principal amount of this Note only for business purposes in the ordinary course and shall not use any of such principal amount for payment of any existing indebtedness of the Obligor, other than lease obligations, employee wages and expenses, trade payables, and installment and interest payments on bank loans as such obligations may be or become due in the ordinary course.

      7. No Waiver by Holder. No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. The release of any party liable on this Note shall not operate to release any other party liable hereon. No acceptance of a past due payment or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or to preclude the exercise of any other rights which the Holder may have.

      8. Waiver by Obligor. The Obligor agrees that it will still be liable for repayment of this Note even if the holder hereof does not follow all otherwise required procedures (including presentment, protest, demand, diligence, notice of dishonor and of nonpayment), which requirements are hereby waived. To the extend permitted by applicable law, the defense of the statute of limitations is hereby waived by Obligor and Obligor waives and renounces all rights to the benefits of any moratorium or exemption now provided or which may hereafter be provided by any federal or state statute.


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

      9. Miscellaneous.

            9.1 Exchange; Lost, Stolen, Destroyed, or Mutilated Note. Upon receipt of evidence reasonably satisfactory to the Obligor of the ownership of and the loss, theft, destruction, or mutilation of the Note and (in the case of loss, theft, or destruction) upon delivery of an indemnity agreement in an amount and by a person or an entity reasonably satisfactory to the Obligor, or (in the case of mutilation) upon surrender and cancellation of the mutilated Note, the Obligor will execute and deliver, in lieu thereof, a new Note of like tenor.

            9.2 No Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or consent to or to receive notice as an equity holder or member of the Obligor.

            9.3 Successors and Assigns. The terms and conditions of the Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in the Note, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of the Note, except as expressly provided in the Note. Notwithstanding, the Obligor shall not assign or transfer its obligations under the Note.

            9.4 Notices. Any notice required or permitted under the Note shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or by telex or confirmed facsimile, or one delivery day after deposit with Federal Express or similar overnight express delivery service (for next day delivery), or seven days after deposit with a domestic Post Office, by registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten days' advance written notice to the other party:

            (a)   If to the Obligor:     Linsang Manufacturing, Inc.
                                         6435 Virginia Manor Road
                                         Beltsville, Maryland 20705
                                         Attention: Thomas Mackall,
                                                      Vice President
                                         Facsimile: (240) 264-8200

                  With a copy to:        Schnader Harrison Segal &
                  (which shall not       Lewis LLP 1300 I Street,
                  constitute notice)     11th Floor East
                                         Washington, D.C. 20005-3314
                                         Attention: Edward F. Schiff, Esq.
                                         Facsimile: (202) 775-8741
                                                 And
                                         Linsang Manufacturing, Inc.
                                         6435 Virginia Manor Road
                                         Beltsville, Maryland 20705
                                         Attention: Mr. Kwok Li
                                         Facsimile: (240) 264-8200

            (b)   If to the Holder:      Fuel Centers, Inc.
                                         9323 Vista Serena
                                         Cypress, California 90630
                                         Attention: John R. Muellerleile,
                                                      President
                                         Facsimile:


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

                  With a copy to:        Bryan Cave LLP
                  (which shall not       2020 Main Street, Suite 600
                  constitute notice)     Irvine, California 92614
                                         Attention: Randolf W. Katz, Esq.
                                         Facsimile: (949) 223-7100

            9.5 Severability. If one or more provisions of the Note are held to be unenforceable under applicable law, such provisions shall be excluded from the Note and the balance of the Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

            9.6 Consents, Waivers, and Modifications. No consent, waiver or modification of any nature relating to the Note, or the obligations of the Obligor hereunder, shall be effective unless the same is in writing and signed by an authorized representative of the Holder.

            9.7 Entire Agreement. The Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

            9.8 Governing Law; Venue. The Note shall be construed in accordance with and governed by the laws of the State of California. Any action brought under this Note by Obligor shall be brought only in a federal or state court of competent jurisdiction in Orange County, California, which shall be the exclusive venue therefor; and any action brought under this Guarantee Agreement by Holder shall be brought only in a federal or state court of competent jurisdiction in Montgomery County, Maryland, which shall be the exclusive venue therefor.

            9.9 Further Assurances. At any time or from time to time upon request of a party hereto (the "Requesting Party"), the other party hereto will execute and deliver such further documents and do such other acts and things as the Requesting Party may reasonably request in order fully to effectuate the purpose of the Note, to provide for the payment of the principal and interest due hereunder, and to facilitate the conversion set forth herein.

            9.10 Headings. The titles and subtitles used in the Note are used for convenience only and are not to be considered in construing or interpreting the Note.

      IN WITNESS WHEREOF, the undersigned has executed or caused a duly authorized officer or representative to execute the Note, all as of the date first above written.

                                         LINSANG MANUFACTURING, INC.
                                         a Delaware corporation

                                         By: /s/ Luis P. Negrete
                                            -----------------------------
                                            Luis P. Negrete, President


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